Exhibit 99.1

WCI Communities Releases Preliminary 4th Quarter and Full Year 2013 Data & Announces Earnings Release Date and Conference Call

Bonita Springs, Fla, January 16, 2014 — WCI Communities, Inc. (NYSE: WCIC), a lifestyle community developer and luxury homebuilder, today reported preliminary new orders, deliveries and backlog for the fourth quarter and full year 2013.  The company will release its full fourth quarter and full year 2013 results before the market opens on Tuesday, February 25, 2014 and hold a conference call to discuss the results at 8:30 am (Eastern Time) that same day.

Preliminary Data

Contract value of new orders totaled approximately $60 million in the fourth quarter and approximately $243 million for full year 2013, representing increases of 33% and 32%, respectively, compared to the same periods in 2012. New orders increased 9% and 17% for the fourth quarter and full year 2013, respectively, with 116 new orders in the quarter and 531 new orders for the full year 2013.

Ending backlog value increased by 26% over 2012 to approximately $144 million and ending backlog of 293 units represented a 15% increase over 2012.

Full year 2013 revenue from homes delivered was approximately $213 million and deliveries totaled 493 units, representing a 53% and 40% increase, respectively, over 2012.

“2013 marked an impressive year of growth, execution and success for WCI Communities,” commented Keith Bass, President and Chief Executive Officer, “Going into 2014, we continue to be well positioned to capitalize on the strength of the Florida housing market.”

We are currently in the process of finalizing our consolidated financial results for the three months and year ended December 31, 2013 and we expect to complete our financial closing procedures during February 2014.  The results above are preliminary and have not been reviewed or audited or subject to any other procedures by our independent registered public accounting firm. These results are based on the most current information available to management. Our actual results may differ materially from these estimates as we finalize such results.

Conference Call

The company will host a conference call to discuss fourth quarter and full year 2013 results before the market opens on Tuesday, February 25, 2014 at 8:30 a.m. (Eastern Time).  A slide presentation for the call will be available on the Investors section of the Company’s Web site at investors.WCICommunities.com.  The conference call can be accessed live over the phone by dialing (877) 407-0784, or for international callers, (201) 689-8560. A replay will be available approximately two hours after the call and can be accessed by dialing (877) 870-5176, or for international callers, (858) 384-5517.  The passcode for the live call and the replay is 13574567. The replay will be available until 11:59 pm (Eastern Time) on March 11, 2014.

Investors and other interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company’s website at investors.WCICommunities.com. The on-line replay will be available for a limited time beginning approximately 2 hours following the call.

To learn more about WCI Communities, please visit the Company’s Web site at www.WCICommunities.com.

About WCI Communities, Inc.

WCI Communities is a lifestyle community developer and luxury homebuilder of single- and multi-family homes in most of coastal Florida’s highest growth and largest markets. With a legacy that spans more than 60 years, WCI Communities has an established expertise in developing amenity rich, lifestyle oriented master-planned communities, catering to move-up, active adult and second-home buyers. Headquartered in Bonita Springs, Florida, WCI Communities is a fully integrated homebuilder and developer with complementary real estate brokerage and title services businesses.

Forward Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about the Company’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning market conditions and possible or assumed future results of operations, including descriptions of the Company’s business plan and strategies. These forward-looking statements may be identified by the use of forward-looking terminology such as, “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “contemplate,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” “would,” “should,” “forecast,” or “assume” or, in each case, their negative, or other variations or comparable terminology.   For more information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements, please refer to the “Risk Factors” section of the Form 10-Q quarterly report filed by the Company with the Securities and Exchange Commission on November 12, 2013 and subsequent filings by the Company.  The Company bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although the Company believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those expressed or implied in the forward-looking statements and projections. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If the Company does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

Investor Relations Contact:

Scott Bowles -  ir@wcicommunities.com – (239) 498-8481